SECOND ALLONGE TO ACQUISITION LOAN NOTE

     This is the second allonge dated as of February 1, 1999 to the Acquisition Loan Note dated March 25, 1998 (the "Note") from BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower"), payable to the order of CORESTATES BANK, N.A. (predecessor to FIRST UNION NATIONAL BANK, hereafter the "Bank") in the principal amount of Nineteen Million Dollars ($19,000,000.00). The Note was issued under the Third Amended and Restated Loan Agreement dated October 29, 1997 by and between the Borrower and the Bank, as previously amended by the First Amendment dated March 23, 1998. The Fourth Amended and Restated Loan Agreement dated as of February 1, 1999 and as may be further amended, modified or restated from time to time is hereafter referred to as the "Loan Agreement". Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement.

     Now therefore, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

     1. The principal amounts due under this Note shall be repaid in fifty-nine
(59) consecutive monthly payments of $316,666.67 commencing on June 1, 1999, with a final principal payment of $316,666.47 on May 1, 2004.

     2. All other terms of the Note and the Loan Agreement remain in full force and effect.

     3. The construction, interpretation and enforcement of this allonge to the Note shall be governed by the internal laws of the State of New Jersey.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower and the Bank have caused this allonge to the Note to be executed by their duly authorized officers as of the day and year first above written.

                                     BLONDER TONGUE LABORATORIES, INC.

                                     By: /s/ James A. Luksch
                                         ----------------------------
                                         James A. Luksch
                                         President

                                     FIRST UNION NATIONAL BANK

                                     By: /s/ Richard Banning
                                         ----------------------------
                                         Richard Banning
                                         Assistant Vice President